UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 7, 2013
Federal Home Loan Bank of Dallas
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51405	71-6013989
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8500 Freeport Parkway South, Suite 600, Irving, Texas		75063-2547
______________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	214-441-8500
Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2013, the Federal Home Loan Bank of Dallas (the "Bank") completed its director election process for both member and independent directorships with four-year terms beginning on January 1, 2014. Three member directors and two independent directors were elected to serve on the Bank's Board of Directors. This process took place in accordance with the rules governing the election of Federal Home Loan Bank directors as specified in the Federal Home Loan Bank Act of 1932, as amended, and the related regulations of the Federal Housing Finance Agency. A description of the Bank's director election process is contained in the Bank's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 25, 2013 (the "2012 10-K").

Two new member directors, Albert C. Christman and Michael C. Hutsell, were elected to represent the states of Louisiana and Arkansas, respectively. Mr. Christman serves as a director, President and Chief Executive Officer of Guaranty Bank & Trust Company of Delhi in Delhi, Louisiana. Mr. Hutsell serves as a director and President of First Security Bank in Searcy, Arkansas. In addition, Sally I. Nelson was elected as a new independent director. Ms. Nelson serves as an advisor to the Huntsville Memorial Hospital board of directors and is the chairman of the Huntsville Memorial Hospital Foundation in Huntsville, Texas.

Julie A. Cripe was re-elected as a member director representing the state of Texas. Ms. Cripe serves as a board member, President and Chief Executive Officer of OMNIBANK, N.A. in Houston, Texas and has served as a director of the Bank since 2010. She currently serves on the Board of Directors' Risk Management Committee, Audit Committee (for which she serves as Vice Chairman), and Government Relations Committee.

Finally, C. Kent Conine was re-elected as a public interest independent director. Mr. Conine serves as President of Conine Residential Group, Inc. in Dallas, Texas and has served as an independent (formerly appointive) director of the Bank since 2007. He currently serves on the Board of Directors' Executive Committee, Affordable Housing and Economic Development Committee (for which he serves as Chairman), and Government Relations Committee.

At the time of filing this report, the committees of the Bank's Board of Directors to which Ms. Nelson and Messrs. Christman and Hutsell will be named have not been determined, nor has it been determined whether Ms. Cripe and Mr. Conine will continue to serve on the same committees in 2014.

For a description of the Bank's director compensation, please refer to Item 11 of the Bank's 2012 10-K.

Since January 1, 2012, the Bank has not engaged in any transactions with any of the above-named persons or any members of their immediate families that require disclosure under applicable rules and regulations. There are no arrangements or understandings between any of the elected directors named above and any other persons pursuant to which that director was selected.

As a cooperative, the Bank's products and services are provided almost exclusively to its members. In the ordinary course of business, transactions between the Bank and its members are carried out on terms which either are determined by competitive bidding in the case of auctions for Bank advances and deposits or are established by the Bank, including pricing and collateralization terms, under its Member Products and Credit Policy, which treats all similarly situated members on a non-discriminatory basis. The Bank provides, in the ordinary course of its business, products and services to members whose officers or directors serve (or have been elected to serve) as member directors of the Bank. The Bank's products and services are provided to such members on terms that are no more favorable to them than comparable transactions with other similarly situated members of the Bank whose officers or directors do not serve as member directors of the Bank.

The terms of directors Charles G. Morgan, Jr., James W. Pate, II and Anthony S. Sciortino will expire on December 31, 2013. Mr. Morgan has served as a member director representing the state of Arkansas since 2004. Mr. Pate has served as an independent (formerly appointive) director since 2007. Mr. Sciortino has served as a member director representing the state of Louisiana since 2003.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As described in Item 5.02, on November 7, 2013, the Bank completed its director election process for both member and independent directorships that will commence on January 1, 2014.

Member institutions may only cast votes for a nominee or abstain from voting and may not cast votes against a nominee or indicate that they are withholding votes from a nominee.

For the member directorships commencing on January 1, 2014, there were three nominees for one member directorship representing the state of Louisiana, five nominees for one member directorship representing the state of Texas and one nominee for one member directorship representing the state of Arkansas. There were no open member directorships for the states of Mississippi or New Mexico. For the one public interest independent directorship commencing on January 1, 2014, there were two nominees. For the other independent directorship commencing on January 1, 2014, there was one nominee. To be elected as a sole nominee for an independent directorship, a candidate must receive at least 20 percent of the number of votes eligible to be cast in the election.

Because Michael C. Hutsell was the sole nominee for the one member directorship representing the state of Arkansas, members were not requested to cast votes for that position.

There were 136 member institutions in Louisiana that were eligible to cast a total of 342,710 votes for the one member directorship representing that state, of which 89 institutions cast a total of 230,895 votes. Albert C. Christman was elected to serve as a member director representing the state of Louisiana. The results of the election for the state of Louisiana were as follows:

Nominee	Member Institution	Number of Votes Received

Albert C. Christman	Guaranty Bank & Trust Company of Delhi	122,407
Director, President and Chief Executive Officer	Delhi, LA

Reginald H. Smith, Jr.	Metairie Bank & Trust Co., Inc.	99,477
Director	Metairie, LA

Alton B. Lewis, Jr.	First Guaranty Bank	9,011
President, Chief Executive Officer, Director and Vice Chairman	Hammond, LA

There were 507 member institutions in Texas that were eligible to cast a total of 1,984,623 votes for the one member directorship representing that state, of which 171 institutions cast a total of 794,685 votes. Julie A. Cripe was elected to serve as a member director representing the state of Texas. The results of the election for the state of Texas were as follows:

Nominee	Member Institution	Number of Votes Received

Julie A. Cripe	OMNIBANK, N.A.	433,030
President and Chief Executive Officer	Houston, TX

Stephen J. Coomes	United San Antonio Federal Credit Union	104,134
President and Chief Executive Officer	San Antonio, TX

Sharon D. Johnson	First Bank and Trust of Childress	92,318
Executive Vice President	Childress, TX

Zan S. Prince	First National Bank of Weatherford	82,789
Director	Weatherford, TX

S. David Deanda, Jr.	Lone Star National Bank	82,414
President	Pharr, TX

There were 891 member institutions in the Bank's five-state district that were eligible to cast a total of 3,271,661 votes for the public interest independent directorship, of which 264 institutions cast a total of 1,029,435 votes. C. Kent Conine was elected to serve as a public interest independent director. The results of the election for the public interest directorship were as follows:

Nominee	Affiliation	Number of Votes Received

C. Kent Conine	Conine Residential Group, Inc.	620,895
President	Dallas, TX

James W. Pate, II	New Orleans Area Habitat for Humanity	408,540
Executive Director	New Orleans, LA

There were 891 member institutions in the Bank's five-state district that were eligible to cast a total of 3,271,661 votes for the other independent directorship, of which 246 institutions cast a total of 1,000,231 votes for Sally I. Nelson, which represented more than 20 percent of the number of votes eligible to be cast in the election to fill the directorship for which she was the sole nominee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas

November 13, 2013	By:	/s/ Tom Lewis

Name: Tom Lewis
Title: Senior Vice President and Chief Accounting Officer

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